As filed with the U.S. Securities and Exchange Commission on March 19, 2021

Registration No. 333-254183

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 2

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IMAC Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	8093	83-0784691
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

IMAC Holdings, Inc.

1605 Westgate Circle

Brentwood, Tennessee 37027

(844) 266-4622

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey S. Ervin

Chief Executive Officer

IMAC Holdings, Inc.

1605 Westgate Circle

Brentwood, Tennessee 37027

(844) 266-4622

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Spencer G. Feldman, Esq. Olshan Frome Wolosky LLP 1325 Avenue of the Americas, 15th Floor New York, New York 10019 (212) 451-2300	Joseph M. Lucosky, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, New Jersey 08830 (732) 395-4400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

EXPLANATORY NOTE

The purpose of this Amendment No. 2 to the Form S-1 Registration Statement is to incorporate additional exhibits. Accordingly, this Amendment No. 2 consists only of the facing page, this explanatory note and Item 16 of Part II of the Registration Statement. The prospectus is unchanged and has been omitted.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Registration Statements or, as indicated, incorporated herein by reference.

Description
1.1	*	Form of Underwriting Agreement.
2.1		Agreement and Plan of Merger, dated as of April 1, 2019, by and among IMAC Holdings Inc., IMAC Management of Illinois, LLC, ISDI Holdings Inc., and Jason Hui (Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 25, 2019).
2.2		Amendment to Agreement and Plan of Merger, dated as of April 19, 2019, by and among IMAC Holdings Inc., IMAC Management of Illinois, LLC, ISDI Holdings Inc., ISDI Holdings II, Inc., and Jason Hui (Incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 25, 2019).
2.3		Unit Purchase Agreement, dated as of March 1, 2018, by and among IMAC Holdings, Inc., IMAC of St. Louis, LLC and certain unitholders of IMAC of St. Louis LLC (Incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form S-1 filed with the SEC on September 17, 2018).
2.4		Agreement and Plan of Merger, dated as of June 29, 2018, by and among IMAC Management Services LLC and Clinic Management Associates of KY LLC (Incorporated by reference to Exhibit 10.16 to the Company’s Registration Statement on Form S-1/A filed with the SEC on December 3, 2018).
2.5		Unit Purchase Agreement, dated as of July 31, 2018, by and among IMAC Holdings, Inc., Advantage Hand Therapy and Orthopedic Rehabilitation, LLC, and Charles Renner (Incorporated by reference to Exhibit 10.17 to the Company’s Registration Statement on Form S-1/A filed with the SEC on December 3, 2018).
2.6		Addendum to Agreement and Plan of Merger, dated as of August 31, 2018, by and among IMAC Management Services LLC and Clinic Management Associates of KY LLC (Incorporated by reference to Exhibit 10.18 to the Company’s Registration Statement on Form S-1/A filed with the SEC on December 3, 2018).
2.7		Addendum to Unit Purchase Agreement, dated as of August 31, 2018, by and among IMAC Holdings, Inc., IMAC of St. Louis, LLC and certain unitholders of IMAC of St. Louis LLC (Incorporated by reference to Exhibit 10.19 to the Company’s Registration Statement on Form S-1/A filed with the SEC on December 3, 2018).
3.1		Certificate of Incorporation of IMAC Holdings, Inc. filed with the Delaware Secretary of State on May 23, 2018 (Incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on September 17, 2018).
3.2		Certificate of Amendment to the Certificate of Incorporation of IMAC Holdings, Inc. (Incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1/A filed with the SEC on December 10, 2018).
3.3		Certificate of Correction of the Certificate of Incorporation of IMAC Holdings, Inc. filed with the Delaware Secretary of State on August 8, 2019 (Incorporated by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K filed with the SEC on August 9, 2019).
3.4		Bylaws of IMAC Holdings, Inc. (Incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 filed with the SEC on September 17, 2018).
4.1		Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on September 17, 2018).
4.2		Form of Common Stock Warrant certificate (Incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1/A filed with the SEC on December 3, 2018).

4.3		Form of Warrant Agency Agreement between IMAC Holdings, Inc. and Equity Stock Transfer, LLC (Incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1/A filed with the SEC on December 3, 2018).
4.4		Form of Underwriters’ Unit Purchase Option (Incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-1/A filed with the SEC on February 8, 2019).
4.5		Description of the Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934 (Incorporated by reference to Exhibit 4.5 to the Company’s Annual Report on Form 10-K filed with the SEC on March 26, 2020).
5.1	*	Opinion of Olshan Frome Wolosky LLP.
10.1	†	2018 Incentive Compensation Plan (Incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on September 17, 2018).
10.2		Form of Indemnification Agreement (Incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1 filed with the SEC on September 17, 2018).
10.3		Form of Securities Purchase Agreement between IMAC Holdings, LLC and investors listed therein (Incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1 filed with the SEC on September 17, 2018).
10.4		Management Services Agreement between IMAC Holdings, LLC and Integrated Medicine and Chiropractic Regeneration Center PSC (Incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-1 filed with the SEC on September 17, 2018).
10.5		Promissory Note for $1,232,500, dated March 29, 2018, to Independence Bank of Kentucky (Incorporated by reference to Exhibit 10.9 to the Company’s Registration Statement on Form S-1 filed with the SEC on September 17, 2018).
10.6		Commercial Line of Credit Agreement, dated May 1, 2018, between Integrated Medicine and Chiropractic Regeneration Center of St. Louis, LLC and Independence Bank of Kentucky (Incorporated by reference to Exhibit 10.12 to the Company’s Registration Statement on Form S-1 filed with the SEC on September 17, 2018).
10.7		Promissory Note for $2,000,000, dated June 1, 2018, to Edward S. Bredniak Revocable Trust U/A Dated August 14, 2015 (Incorporated by reference to Exhibit 10.15 to the Company’s Registration Statement on Form S-1 filed with the SEC on September 17, 2018).
10.8	†	Employment Agreement, dated as of March 1, 2019, between IMAC Holdings, Inc. and Jeffrey S. Ervin (Incorporated by reference to Exhibit 10.13 to the Company’s Current Report on Form 10-K filed with the SEC on April 16, 2019).
10.9	†	Employment Agreement, dated as of March 1, 2019, between IMAC Holdings, Inc. and Matthew C. Wallis (Incorporated by reference to Exhibit 10.14 to the Company’s Current Report on Form 10-K filed with the SEC on April 16, 2019).
10.10	†	Employment Agreement, dated as of April 19, 2019, between IMAC Holdings, Inc. and Jason Hui (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 25, 2019).
10.11		Amendment to the 10.00% Promissory Note Due December 31, 2019, dated June 28, 2019, by and between IMAC Holdings, Inc. and Edward S. Bredniak (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 5, 2019).
10.12		Lease, dated as of March 1, 2019, by and between Advantage Therapy, LLC and Sagamore Hill Development Company, LLC (Incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2019).
10.13		Purchase Agreement, dated as of July 15, 2019, by and between the Company and Lincoln Park Capital Fund, LLC (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 16, 2019).
10.14		Registration Rights Agreement, dated as of July 15, 2019, by and between the Company and Lincoln Park Capital Fund, LLC (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 16, 2019).
10.15		Amended and Restated Term Note, dated as of September 19, 2019, made by Progressive Health and Rehabilitation, LTD in favor of PNC Bank, National Association (Incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2019).
10.16		Form of 10% Promissory Note issued by IMAC Holdings, Inc. (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 9, 2020).
10.17	†	Employment Agreement, dated as of October 1, 2018, between IMAC Holdings, Inc. and Sheri Gardzina (Incorporated by reference to Exhibit 10.22 to the Company’s Annual Report on Form 10-K filed with the SEC on March 26, 2020).
21.1		List of subsidiaries (Incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K filed with the SEC on March 26, 2020).
23.1	*	Consent of Olshan Frome Wolosky LLP (included in the opinion filed as Exhibit 5.1).
23.2		Consent of Daszkal Bolton LLP, independent registered public accountants.
24.1		Power of Attorney (set forth on the Signature Page to the initial filing of this Registration Statement).

Unless otherwise indicated, exhibits were previously filed.

*	Filed herewith.
†	Denotes management contract or compensatory plan or agreement.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Brentwood, State of Tennessee, on the 19th day of March 2021.

IMAC HOLDINGS, INC.

By:	/s/ Jeffrey S. Ervin
Jeffrey S. Ervin
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey S. Ervin	Chief Executive Officer (principal executive	March 19, 2021
Jeffrey S. Ervin	officer) and Director

/s/ Matthew C. Wallis, DC*	Chief Operating Officer and Director	March 19, 2021
Matthew C. Wallis, DC

/s/ Sheri Gardzina	Chief Financial Officer and Corporate Secretary (principal financial and accounting officer)	March 19, 2021
Sheri Gardzina

/s/ Maurice E. Evans*	Director	March 19, 2021
Maurice E. Evans

/s/ Michael D. Pruitt*	Director	March 19, 2021
Michael D. Pruitt

/s/ Cary W. Sucoff*	Director	March 19, 2021
Cary W. Sucoff

*By /s/ Jeffrey S. Ervin		March 19, 2021
Jeffrey S. Ervin
Attorney-in-Fact